EXHIBIT 23.2
                                  ------------

                                  LaBonte & Co.
                              Chartered Accountants
                       1095 West Pender Street, Suite 1205
                       Vancouver, British Columbia V6E 2M6
                                 (604) 682-2778







January 22, 2002



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  URBANA.CA, INC. - FORM S-8

Dear Sir/Madame:

      As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-8 Registration Statement dated January 14, 2002, of the following:

o Our report to the Stockholders and Directors dated March 7, 2001 for the fiscal years ended December 31, 2000 and 1999.

In addition, we consent to all references to our firm included in this Registration Statement.

                                          Sincerely,

                                          "LABONTE & Co."

                                          LaBonte & Co.